Exhibit 24.1

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of Assurant, Inc., a Delaware corporation, hereby constitute and appoint Robert B. Pollock, Philip Bruce Camacho, John A. Sondej and, Katherine Greenzang, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to be filed by Assurant, Inc., required by the Securities and Exchange Act of 1934, or any amendment to such report, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title
/s/ Robert B. Pollock Robert B. Pollock	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Philip Bruce Camacho Philip Bruce Camacho	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John A. Sondej John A. Sondej	Senior Vice President and Controller (Principal Accounting Officer)

/s/ John Michael Palms John Michael Palms	Director

Assurant, Inc.

Power of Attorney

/s/ Michel Baise Michel Baise	Director

/s/ Robert J. Blendon Robert J. Blendon	Director

/s/ Beth L. Bronner Beth L. Bronner	Director

/s/ Howard L. Carver Howard L. Carver	Director

/s/ Juan N. Cento Juan N. Cento	Director

/s/ Allen R. Freedman Allen R Freedman	Director

/s/ Charles J. Koch Charles J. Koch	Director

/s/ H. Carroll Mackin H. Carroll Mackin	Director

/s/ Michele Coleman Mayes Michele Coleman Mayes	Director

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